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                                                                     Exhibit 4.3


                       CYBERSTORAGE SYSTEMS CORPORATION
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                       INCENTIVE STOCK OPTION AGREEMENT
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     INCENTIVE STOCK OPTION AGREEMENT made as of ___________________ between
CYBERSTORAGE SYSTEMS CORPORATION, a Massachusetts corporation (hereinafter called the Corporation), and ________________________________ (hereinafter called the Optionee), an employee of the Corporation.

     The Corporation desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, no par value (hereinafter called the Common Stock), as hereinafter provided, to carry out the purpose of the Corporation's 1999 Stock Option Plan adopted on August 9, 1999 (hereinafter called the Plan).

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree as follows:

     1.    Grant of Option.  Subject to the conditions hereinafter described,
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the Corporation hereby irrevocably grants to the Optionee the right and option
(hereinafter called the Option) to purchase all or any part of an aggregate of ____________ shares of the Common Stock (such number being subject to adjustment as provided in paragraph 8 hereof) on the terms and conditions herein set forth. This Option is intended by the parties hereto to be treated as an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986 (hereinafter called the Code)).

     2.    Purchase Price.  The purchase price of the shares of the Common Stock
           --------------
covered by the Option shall be $1.00 per share.

     3.    Term of Option.  The term of the Option shall be for a period of
           --------------
five (5) years from the date hereof, subject to earlier termination as provided in paragraph 7 hereof. The Option shall become exercisable with respect to 25% of the shares on the date which is one year from the date hereof, and with respect to an additional 25% of the shares on each anniversary date thereafter, provided, however, that, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this Option becomes exercisable and provided further that this Option shall become exercisable in full upon a Change of Control subject to the provisions of paragraph 4 hereof. The purchase price of the shares as to which the Option shall be exercised shall be paid at the time of exercise as provided in paragraph 9 hereof.
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     4.  Change of Control.  Upon the occurrence of a Change of Control, unless
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otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies, the Option shall become immediately exercisable. For purposes of this paragraph 4, the term "Change of Control" shall mean:

         (a) the Corporation is merged or consolidated or reorganized into or with another corporation or other legal person (hereinafter called an Acquiror) and as a result of such merger, consolidation or reorganization less than 51% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Corporation, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror; or

         (b) the Corporation sells all or substantially all of its business and/or assets to an Acquiror, of which less than 51% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Corporation, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror; or

         (c) During any period of two consecutive years (or such shorter period as the Corporation shall have been in existence), individuals who at the beginning of any such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director of the Corporation was approved by a vote of at least two-thirds of such directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

     5.  Non-transferability.  The Option shall not be transferable otherwise
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than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended or the regulations thereunder. Subject to the foregoing, the Option may be exercised, during the lifetime of the Optionee, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

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     6.  Registration of Shares.  Unless the shares (hereinafter called the
         ----------------------
Shares) to be issued upon exercise of this Option have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Corporation shall be under no obligation to issue any Shares covered by any option unless the person who exercises this Option, in whole or in part, shall give a written representation and undertaking to the Corporation which is satisfactory in form and scope to counsel to the Corporation and upon which, in the opinion of such counsel, the Corporation may reasonably rely, that he is acquiring the Shares issued to him pursuant to such exercise of the Option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law.

     7.  Termination of Relationship.  Except as otherwise provided in this
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paragraph, the Option shall terminate and be canceled on the first to occur of the expiration date of this Option as set forth in paragraph 3 hereof or the date which is three (3) months following the date on which the Optionee ceases to be an employee of, or consultant to, the Corporation. The Option shall be exercisable during such three month period to the extent it was exercisable on the date of such termination. In the event that such employment or consulting relationship shall be terminated on account of the optionee's death or permanent disability (as such term is defined in Section 22(e)(3) of the Code), the Option may be exercised in full, without regard to any installments under paragraph 3 hereof, by the Optionee or, by his heirs, legatees, or legal representatives, as the case may be, during its specified term prior to one (1) year after the date of death or permanent disability, but in any event not later than five (5) years from the date hereof. Notwithstanding the foregoing, the Optionee hereby acknowledges that in addition to other requirements, in order to be entitled to favorable tax treatment under the Code with respect to the Option, the Optionee may not exercise the Option more than three months after the date of termination of employment (otherwise than on account of death or permanent disability) or twelve months after the date of termination of employment due to permanent disability. So long as the Optionee shall continue to be an employee of the Corporation or one or more of its subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Optionee any right to continue as an employee of, or consultant to, the Corporation or any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate his employment or consulting relationship at any time.

     8.  Changes in Capital Structure.  The number of shares subject to the
         ----------------------------
Option shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock of the Corporation is changed by any stock dividend, stock split or combination of shares, the number of shares then subject to the Option shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Corporation with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Board of Directors of the Corporation as

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provided in the Corporation's 1999 Stock Option Plan, as amended, for each share of Common Stock then subject to the Option, the number and kind of shares of Stock or other securities to which the holders of shares of Common Stock of the Corporation will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Corporation, the Corporation shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Option. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted so that the person or persons exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if shares of Common Stock (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in paragraph 2 hereof) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such stock dividends, stock splits, combinations of shares, mergers, consolidations, reorganizations, or other changes in capitalization; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued; and provided further, that in accordance with the provisions of subsection (a) of Section 424 of the Code a new option may be substituted for the Option granted hereunder or such Option may be assumed by an employer corporation, or a parent or subsidiary of such corporation, in connection with any transaction to which such subsection (a) is applicable. Upon the dissolution or liquidation of the Corporation other than in connection with a transaction to which such subsection (a) is applicable, the Option granted hereunder shall terminate and become null and void, but the Optionee shall have the right immediately prior to such dissolution or liquidation to exercise the Option granted hereunder to the full extent not before exercised.

     9.  Method of Exercising Option.  Subject to the terms and conditions of
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this Option Agreement, the Option may be exercised by written notice to the
Corporation at its principal business address attention of the Clerk. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. At that time, this Option Agreement shall be turned in to the Corporation for action by the Corporation to reduce the number of shares to which it applies. Such notice shall be accompanied by payment in cash or by check, or if approved by the Corporation, by shares of Common Stock of the Corporation already owned by the Optionee valued at their fair market value, or by a combination of the foregoing. The fair market value of the Corporation's shares for this purpose shall be determined by the Board of Directors of the Corporation, and any such determination shall be binding on all parties. If, however, the Common Stock of the Corporation is then actively traded on an established over-the-counter market, the price shall be the average mean between the bid and asked prices quoted in such market on the trading day next preceding the exercise of the Option; and if such stock is listed on any national exchange, the price shall be the average mean between the high and low sales prices quoted on such exchange during such preceding trading day. The certificate or certificates for the

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shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option, (or, if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, the certificate or certificates shall be registered in the name of the Optionee and another person jointly, with the right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than the Optionee (to the extent permitted under this Incentive Stock Option Agreement), such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

     10.  Qualification under Section 422.  It is understood and intended that
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the Option granted hereunder shall qualify as an "incentive stock option" as defined in Section 422 of the Code. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any Shares acquired upon exercise of the Option within the one-year period beginning on the day after the day of the transfer of such Shares to him, nor within the two-year period beginning on the day after the grant of the Option.

     11.  Right of First Refusal.
          ----------------------

          (a) If at any time the Optionee or any permitted transferee of the Optionee (hereinafter referred to as a "Selling Stockholder") desires to sell or otherwise transfer all or any part of his Shares pursuant to a bona fide offer from a third party (hereinafter called the Proposed Transferee), the Selling Stockholder shall submit a written offer (hereinafter called the Offer) by delivering the Offer to the Corporation to sell such Shares (hereinafter called the Offered Shares) to the Corporation on terms and conditions, including price, not less favorable than those on which the Selling Stockholder proposes to sell the Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Stockholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Corporation may acquire, in accordance with the provisions of this Agreement, any of the Offered Shares for the price and upon the other terms and conditions set forth therein.

          (b) If the Corporation desires to purchase any of the Offered Shares it shall communicate in writing its election to purchase to the Selling Stockholder which communication shall state the number of Offered Shares that the Corporation desires to purchase, and shall be given within 20 days of the date that the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares.

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          (c)  Sales of such Offered Shares to be sold to the Corporation pursuant to this paragraph 11 shall be made at the offices of the Corporation within 60 days following the date the Offer was made.

          (d) If the Corporation does not purchase all of the Offered Shares, the remaining Offered Shares may be sold by the Selling Stockholder at any time within 120 days after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any remaining Offered Shares not sold within such 120 day period shall continue to be subject to the requirements of a prior offer pursuant to this paragraph 11. If Offered Shares are sold pursuant to this paragraph 11, the purchaser of such Offered Shares shall execute a counterpart of this Agreement agreeing to be bound by this paragraph 11 as a precondition of the purchase of such Offered Shares and any Offered Shares sold to such Proposed Transferee shall continue to be subject to said provisions of this Agreement to the extent as if the Proposed Transferee were the Selling Stockholder transferring such Offered Shares.

     12.  Exempted Share Transfers.  Notwithstanding the restrictions on
          ------------------------
transfer contained herein, the Optionee shall be permitted to transfer any Shares owned by him, to any member of his immediate family (spouse, parents, children or grandchildren) or to any trust for the benefit of any such immediate family member or himself; provided that any permitted transferee shall have delivered to the Corporation the written agreement of such transferee to be bound by the provisions of this Agreement to the same extent as his transferor, and until such delivery is made the Corporation shall not recognize any such transferee as a stockholder for any purpose.

     13.  Initial Public Offering.  The rights and obligations of the parties
          -----------------------
under paragraph 11 shall terminate (a) immediately prior to the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1, SB-2 (or their then equivalent forms) under the Securities Act of 1933, as amended, pursuant to which the aggregate price paid by the public for the purchase of Common Stock is at least $15,000,000, or
(b) on the tenth anniversary of the date of this Agreement, whichever occurs first.

     14.  Lock-up Agreement.  Any holder of the Shares agrees that in connection
          -----------------
with an underwritten public offering of Common Stock, upon the request of the Corporation or the principal underwriter managing such public offering, the Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Corporation or such underwriter, as the case may be, for at least 180 days after the effectiveness of the registration statement filed in connection with such offering, or such longer period of time as the Board of Directors may determine if all of the Corporation's directors and officers agree to be similarly bound. The obligations under this paragraph 14 shall remain effective for all underwritten public offerings with respect to which the Corporation has filed a registration statement on or before the date five (5) years after

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the closing of the Corporation's initial public offering, provided, however, that this paragraph 14 shall cease to apply to any Shares sold to the public pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act in a transaction that complied with the terms of this Agreement.

     15.  Legends.  The Optionee agrees that there shall be affixed to the
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certificates evidencing the Shares legends substantially as follows:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities laws and may not be transferred or otherwise disposed of unless they have been registered under such Act and all such applicable laws or an exemption from registration is available."

     "The shares evidenced by this certificate are subject to certain restrictions on transfer as set forth in an Incentive Stock Option Agreement between the holder hereof and the Corporation, a copy of which may be obtained from the Corporation."

     16.  General.  The Corporation shall at all times during the term of the
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Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Incentive Stock Option Agreement, shall pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto. The Corporation makes no representation or warranty that this Option or shares issued pursuant hereto qualify under any Federal or State law for any special tax treatment. The terms of this Option Agreement shall be construed to conform with, and shall be governed by the provisions of the Corporation's 1999 Stock Option Plan, as amended, and in the event of any inconsistency between the provisions of this Incentive Stock Option Agreement and such Plan the provisions of such Plan shall control.

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     IN WITNESS WHEREOF, the Corporation has caused this Incentive Stock Option
Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has hereunto set his hand and seal all on the day and year first above written.

                         CYBERSTORAGE SYSTEMS CORPORATION


                         By:_____________________________
                            John L. Thonet, President


                         ________________________________
                         [Name of Optionee]

                         ________________________________
                         Address

                         ________________________________

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